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                                                                    Exhibit (11)
                                  ECOLAB INC.

           COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                         (thousands, except per share)

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
                                                                                   Year Ended December 31,
                                                             ---------------------------------------------------------------------
                                                               1995          1994           1993           1992            1991
                                                             --------      --------       --------       --------       ---------
Income from Continuing Operations
  Income from continuing operations                          $ 99,189      $ 84,562       $ 82,772       $ 71,488       $  63,239
  Convertible preferred stock dividends                          -             -              -              -             (4,064)
                                                             --------      --------       --------       --------       ---------
  Income from continuing operations
    available to common shareholders -
    primary earnings per share computation                     99,189        84,562         82,772         71,488          59,175
       After-tax effect of interest on
         the 5-1/8% Convertible
         Subordinated Debentures due in 1991                     -             -              -              -                 13
                                                             --------      --------       --------       --------       ---------
Income from continuing operations available to
  common shareholders - fully diluted earnings
  per share computation                                      $ 99,189      $ 84,562       $ 82,772       $ 71,488       $  59,188
                                                             --------      --------       --------       --------       ---------
                                                             --------      --------       --------       --------       ---------

Discontinued Operations
  Income (loss) from discontinued operations -
    primary and fully diluted earnings per
    share computation                                        $   -         $   -          $   -          $   -          $(274,693)
                                                             --------      --------       --------       --------       ---------
                                                             --------      --------       --------       --------       ---------

Extraordinary (Loss) Related to Retirement of
  Debt-primary and fully diluted earnings
  per share computation                                      $   -         $   -          $ (4,018)      $   -          $    -
                                                             --------      --------       --------       --------       ---------
                                                             --------      --------       --------       --------       ---------

Cumulative Effect of the Change in Accounting
  For Income Taxes - primary and fully diluted
  earnings per share computation                             $   -         $   -          $  4,733       $   -          $
                                                             --------      --------       --------       --------       ---------
                                                             --------      --------       --------       --------       ---------

Cumulative Effect of the Change in Accounting
  For Postretirement Health Care Benefits -
  primary and fully diluted earnings per
  share computation                                          $   -         $   -          $   -          $   -          $ (24,560)
                                                             --------      --------       --------       --------       ---------
                                                             --------      --------       --------       --------       ---------

Net Income (Loss)
  Net income (loss)                                          $ 99,189      $ 84,562       $ 83,487       $ 71,488       $(236,014)
  Convertible preferred stock dividends                          -             -              -              -             (4,064)
                                                             --------      --------       --------       --------       ---------
                                                             --------      --------       --------       --------       ---------
  Net income (loss) available to common shareholders -
    primary earnings per share computation                     99,189        84,562         83,487         71,488        (240,078)
      After-tax effect of interest on
        the 5-1/8% Convertible Subordinated
        Debentures due in 1991                                   -             -              -              -               -
                                                             --------      --------       --------       --------       ---------

  Net income (loss) available to common shareholders -
    fully diluted earnings per share computation             $ 99,189      $ 84,562       $ 83,487       $ 71,488       $(240,078)
                                                             --------      --------       --------       --------       ---------
                                                             --------      --------       --------       --------       ---------

Average shares outstanding - primary
  earnings per share computation and fully
  diluted (loss) per share computation                         66,097        67,550         67,528         67,204          58,525

   Shares assumed outstanding for the
     5-1/8% Convertible Subordinated
     Debentures due in 1991                                      -            -              -               -                 48
   Additional shares outstanding, assuming
     exercise of dilutive stock options and
     acquisition of treasury shares at
     higher of the average or ending
     market price                                               1,863         1,103          1,351          1,022             614
                                                             --------      --------       --------       --------       ---------

Average shares outstanding - fully
  diluted earnings per share computation                       67,960        68,653         68,879         68,226          59,187
                                                             --------      --------       --------       --------       ---------
                                                             --------      --------       --------       --------       ---------

Income (Loss) Per Common Share
  Primary
    Continuing operations                                    $   1.50      $   1.25       $   1.23       $   1.06       $    1.01
    Discontinued operations                                      -             -              -              -              (4.69)
    Extraordinary loss                                           -             -             (0.06)          -               -
    Changes in accounting principles                             -             -              0.07           -              (0.42)
      Net income (loss)                                      $   1.50      $   1.25       $   1.24       $   1.06       $   (4.10)

  Fully diluted
    Continuing operations                                    $   1.46      $   1.23       $   1.20       $   1.05       $    1.00
    Discontinued operations                                      -             -              -              -              (4.69)
    Extraordinary loss                                           -             -             (0.06)          -               -
    Changes in accounting principles                             -             -              0.07           -              (0.42)
      Net income (loss)                                      $   1.46      $   1.23       $   1.21       $   1.05       $   (4.10)
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